UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 28, 2005       (February 28, 2005)

AIRNET SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 International Gateway, Columbus, Ohio     43219

(Address of principal executive offices)    (Zip Code)

(614) 237-9777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,
if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On February 28, 2005, AirNet Systems, Inc. (“AirNet”) received written notice, by letter dated February 25, 2005, from The Clearing House (“TCH”) that TCH and its participating member institutions intended to terminate, effective Tuesday, May 31, 2005, the air transportation services provided by AirNet on West Coast routes for TCH and its participating member institutions, due to the availability of electronic collection alternatives. During AirNet’s fiscal year ended December 31, 2004, these air transportation services accounted for approximately $4.5 million of AirNet’s Bank services revenues (including $200,000 in fuel surcharge revenues).

     In addition, AirNet was notified by an individual bank customer, by letter dated April 26, 2005, that the bank was terminating AirNet’s transportation services for a route out of a city in the southwestern U.S. This bank had notified AirNet orally in February 2005 that the bank was considering eliminating this route. Since that time, AirNet has been negotiating potential pricing and volume changes with three other bank customers who also dispatch from this city; however, to date AirNet has been unable to reach an agreement on terms for continuing service. Accordingly, service for these banks on this route will be discontinued on April 28, 2005. During AirNet’s fiscal year ended December 31, 2004, the air transportation services to these four banks related to this route accounted for approximately $2.1 million of AirNet’s Bank services revenues (including $100,000 in fuel surcharge revenues).

     In response to these notifications, AirNet has been planning changes in its route schedule and other cost reduction strategies to reduce the financial impact of these revenue losses. To date, AirNet has been able to identify direct cost reductions related to eliminating these routes of approximately forty percent of the revenue loss. In addition, AirNet is negotiating rate increases with bank customers which would become effective June 1, 2005 and is seeking to provide other transportation services on other routes to mitigate the revenue decreases described above. No assurance can be given that the rate increases will become effective or will be sufficient, together with the cost reductions, to replace the margin contributed by the discontinued transportation services.

     AirNet will continue to provide West Coast service to its customers through its other system routes and through other third party transportation providers, as it has historically.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: April 28, 2005	By:	/s/ Gary W. Qualmann

Gary W. Qualmann Chief Financial Officer, Treasurer and Secretary